Exhibit 4.7

UNITEDHEALTH GROUP INCORPORATED

$500,000,000 6.50% Notes due June 15, 2037

Officers’ Certificate and Company Order

Pursuant to the Senior Debt Securities Indenture, dated as of November 15, 1998, as amended by an Amendment to Indenture, dated as of November 6, 2000 (collectively, the “Indenture”), between UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”) and Wilmington Trust Company, as successor trustee (the “Trustee”) and resolutions adopted by the Company’s Board of Directors on May 2, 2006, and subject to the terms of the Registration Rights Agreement (the “Registration Rights Agreement”), dated June 21, 2007, by and among the Company and Banc of America Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers listed on Schedule A (the “Initial Purchasers”) to the Purchase Agreement (the “Purchase Agreement”), dated June 18, 2007, by and among the Company and the Initial Purchasers, this Officers’ Certificate and Company Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 104 of the Indenture. This Officers’ Certificate and Company Order shall be treated for all purposes under the Indenture as a supplemental indenture thereto.

All conditions precedent provided for in the Indenture relating to (i) the establishment of a series of Securities, (ii) the establishment of the form of Securities of such series and (iii) the procedures for authentication and delivery of such series of securities have been complied with.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A. Establishment of a Series of Securities pursuant to Section 301 of the Indenture.

There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

(1)	The Securities shall bear the title “6.50% Notes due June 15, 2037” (referred to herein as the “Notes”).

(2)	The aggregate principal amount of the Notes to be issued pursuant to this Officers’ Certificate and Company Order shall be limited to $500,000,000 except for (a) Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 1007 or 1205 of the Indenture, (b) Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder and (c) any Securities of this series which are issued in the manner contemplated by paragraph 18(a) hereof.

(3)	Interest will be payable to the Person in whose name a Note (or any Predecessor Security) is registered at the close of business on the Regular Record Date (as defined below) immediately preceding each Interest Payment Date (as defined below). In the event that a payment of principal or interest is due on a date that is not a Business Day (as defined below), the related payment of principal or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or date of Maturity, as the case may be. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

(4)	The Stated Maturity of the Notes shall be June 15, 2037.

(5)	The Notes shall bear interest at the rate of 6.50% per annum (based upon a 360-day year of twelve 30-day months), from June 21, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 15 and December 15 in each year, commencing December 15, 2007, until the principal thereof is paid or made available for payment; provided, that, if any Registration Default (as defined below) with respect to the Notes occurs under the Registration Rights Agreement, then the per annum interest rate on the Notes will increase for the period from the occurrence of such Registration Default until all Registration Defaults with respect to the Notes have been cured or the Notes become freely tradable under the Securities Act (at which time the interest rate will be reduced to its initial rate) at a per annum rate of 0.25% for the first 90-day period following the occurrence of such Registration Default, and by an additional 0.25% thereafter (up to a maximum of 0.50%); provided further, that, any accrued and unpaid interest (including any additional interest payable upon the occurrence of a Registration Default) on the Notes upon the issuance of an Exchange Note (as defined below) in exchange for the Notes shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.

Each June 15 and December 15 shall be an “Interest Payment Date” for the Notes, and each June 1 and December 1 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date for the Notes shall be the “Regular Record Date” for the interest payable on such Interest Payment Date.

The provision related to interest on overdue principal in Section 501 of the Indenture shall not be applicable to the Notes.

(6)	Principal of (and premium, if any) and interest on the Notes will be payable, and, except as provided in Section 305 of the Indenture with respect to a Global Security (as defined below), the transfer of the Notes will be registrable and Notes will be exchangeable for notes bearing identical terms and provisions at the corporate trust office of Wilmington Trust Company, in Wilmington, Delaware. The method of such payment shall be by wire transfer for Notes held in book-entry form or at the option of the Company by check mailed to the Person entitled thereto as shown on the Security Register.

(7)	The Notes will be redeemable as follows:

The Notes will be subject to redemption, in whole or in part at any time before their Stated Maturity, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 25 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date. For this purpose, the following terms have the following meanings:

•

“Treasury Yield” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

•

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker appointed by the Trustee after consultation with the Company as having an actual or interpolated maturity comparable to the remaining term of the Notes being redeemed, or such other maturity that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

•

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

•

“Independent Investment Banker” means any of Banc of America Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

•

“Reference Treasury Dealer” means (i) any of Banc of America Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated or their affiliates and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, any of Banc of America Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated; provided, however, that if Banc of America Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated or any of their respective affiliates shall cease to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by the Trustee.

•

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

A notice of redemption may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Company will not be obligated to redeem the Notes.

A partial redemption of the Notes may be effected on a pro rata basis (and in such manner as complies with applicable legal and stock exchange requirements, if any) or in such method as the Trustee, in the exercise of its reasonable discretion, deems fair and appropriate. The Trustee may provide for the selection for redemption of portions in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

Unless any Note called for redemption shall not be paid upon surrender thereof for redemption, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

(8)	The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provisions or at the option of the Holder.

(9)	The Notes shall not be convertible into shares of Common Stock of the Company or exchangeable for any other securities.

(10)	The Trustee shall be the Security Registrar and the Paying Agent.

(11)	The amount of payments of principal of and any premium or interest on the Notes will not be determined with reference to an index.

(12)	The Notes shall be subject to the covenants and definitions set forth in the Indenture.

(13)	The Notes will be issued only in fully registered form and the minimum initial purchase amounts of the Notes shall be $2,000 and any whole multiples of $1,000 in excess thereof.

(14)	The Notes shall be subject to the Events of Default specified in Section 701, paragraphs (i) through (viii), of the Indenture.

(15)	The portion of the principal amount of the Notes which shall be payable upon declaration of acceleration of maturity thereof shall not be less than the principal amount thereof.

(16)	The Notes will be offered and sold to qualified institutional buyers (“QIBs”) in reliance on Rule 144A under the Securities Act in the form of one or more registered notes in global form without interest coupons (the “Rule 144A Global Notes”), and the Notes will be offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act in the form of one or more registered notes in global form without interest coupons (the “Regulation S Global Notes”). The Rule 144A Global Notes and the Regulation S Global Notes shall be a “Global Securities” as defined in the Indenture, and shall be registered in the name of The Depository Trust Company, or its nominee, as Depositary. The forms and terms of the Notes and the Trustee’s certificate of authentication shall be substantially as set forth on Exhibit B hereto. The terms and provisions contained in the form of Notes set forth in Exhibit B shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Officers’ Certificate and Company Order.

(17)	The defeasance provisions set forth in Article IX of the Indenture shall apply to the Notes.

(18)	The following additional terms shall apply to the Notes:

(a)	Further Issuances. The Company may, so long as no Event of Default has occurred, without the consent of the Holders of the Notes, issue additional notes with the same terms as the Notes in accordance with the corporate authority existing at the time of such additional issuance, and such additional notes shall be considered part of the same series under the Indenture as the Notes and will vote together with the Notes as one class on all matters with respect to the Notes.

(b)	Transfer and Exchange.

(i)	The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Officers’ Certificate and Company Order (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefore. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred. Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of the Indenture and/or applicable United States federal or state securities law.

(ii)	Each Global Security shall bear the global security legend set forth on Exhibit A hereto, and except as otherwise provided in subsection (iii) below, each Note shall bear the restricted legend set forth on Exhibit A hereto (the “Restricted Legend”).

(iii)

(A) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (B) (x) after a Note is sold pursuant to an effective Registration, pursuant to the Registration Rights Agreement (if applicable) or otherwise, or (y) after a Note is exchanged for an Exchange Note, the Company may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

•

“Exchange Note” means any security of the Company to be offered to Holder in exchange for a Note of a series pursuant to the Exchange Offer or otherwise pursuant to a Registration, containing terms identical in all material respects to the Notes of such series for which they are exchanged, except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the date of issuance of the Notes and (ii) the Exchange Notes will not contain terms with respect to transfer restrictions or the payment of additional interest upon the occurrence of a Registration Default.

•	“Exchange Offer” means the exchange offer by the Company of Exchange Notes for Notes pursuant to the Registration Rights Agreement.

•	“Exchange Offer Registration Statement” means a registration statement of the Company under the Securities Act registering Exchange Notes for distribution pursuant to the Exchange Offer.

•

“Registration” means a registered exchange offer for the Notes by the Company pursuant to the Exchange Offer Registration Statement or other registration for resale of the Notes under the Securities Act pursuant to a Shelf Registration Statement, in each case in accordance with the terms of the Registration Rights Agreement.

•	“Registration Default” has the meaning set forth in the Registration Rights Agreement.

(iv)	The registration of transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend and as set forth below:

A.	Prior to the 40th day after the later of the commencement of the offering of the Notes and the closing date (such period through and including such 40th day, the “Distribution Compliance Period”), transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note of that series will be made only upon receipt by the Trustee of a written certification from the transferor of the beneficial interest, substantially in the form of Exhibit C attached hereto, to the effect that such transfer is being made to a Person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A.

B.	Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery through the Regulation S Global Note of that series, whether before or after the expiration of the Distribution Compliance Period, will be made only upon receipt by the Trustee of a certification from the transferor, substantially in the form of Exhibit C attached hereto, to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the restricted period, the interest transferred will be held immediately thereafter through Euroclear Bank S.A./NV, as operator of the Euroclear System, or Clearstream Banking, societe anonyme, Luxembourg.

C.	Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security of that series will, upon transfer, cease to be an interest in the initial Global Security of that series and will become an interest in the other Global Security of that series and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security of that series for as long as it remains such an interest.

(19)	The CUSIP number for the Rule 144A Global Note is 91324PAU6 and the ISIN number for the Rule 144A Global Note is US91324PAU66. The CUSIP number for the Regulation S Global Note is U91069AC5 and the ISIN number for the Regulation S Global Note is USU91069AC55.

B. Establishment of Forms of Securities Pursuant to Section 201 of Indenture.

It is hereby established, pursuant to Section 201 of the Indenture, that the Global Security representing the Notes shall be substantially in the form attached as Exhibit B hereto.

C. Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture.

It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, the Notes in the aggregate principal amount of $500,000,000 registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to or on behalf of The Depository Trust Company on or before 10:30 a.m., Eastern Standard Time, on June 21, 2007.

D. Other Matters.

The Company has provided to the Trustee true and correct copies of resolutions adopted by the Board of Directors of the Company on May 2, 2006; such resolutions have not been further amended, modified or rescinded and remain in full force and effect; and such resolutions (together with this Officers’ Certificate and Company Order) are the only resolutions or other action adopted by the Company’s Board of Directors or any committee thereof or by any officers of the Company relating to the offering and sale of the Notes.

The undersigned Senior Vice President and Treasurer being an Authorized Representative as defined in the resolutions of the Board of Directors of the Company adopted on May 2, 2006 certifies that (i) he has approved the terms of the Notes as set forth in this Officers’ Certificate and Company Order, (ii) he has approved and ratified the terms and form of the Purchase Agreement and (iii) he has approved and ratified the Indenture, all in accordance with the authority of such officer pursuant to such resolutions.

The undersigned have read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned have examined the resolutions adopted by the Board of Directors of the Company. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of the Notes, (ii) the establishment of the forms of the Notes and (iii) the authentication of the Notes, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

Dannette L. Smith and Simpson Thacher & Bartlett LLP are entitled to rely on this Officers’ Certificate and Company Order in connection with the opinions they are rendering pursuant to Sections 5(c) and 5(d), respectively, of the Purchase Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate and Company Order this 21st day of June, 2007.

UNITEDHEALTH GROUP INCORPORATED

/s/ Robert W. Oberrender
Robert W. Oberrender
Senior Vice President and Treasurer

/s/ Dannette L. Smith
Dannette L. Smith
Assistant Secretary

EXHIBIT A

FORM OF LEGENDS

Global Security Legend

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Restricted Legend

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7), OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS NOTE, UNITEDHEALTH GROUP INCORPORATED MAY REQUIRE THE HOLDER OF THIS NOTE TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS NOTE, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

EXHIBIT B

FORM OF GLOBAL SECURITY

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7), OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

[1]	Insert for all global securities.

THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS NOTE, UNITEDHEALTH GROUP INCORPORATED MAY REQUIRE THE HOLDER OF THIS NOTE TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS NOTE, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]2

	UNITEDHEALTH GROUP INCORPORATED	$[ ]
No. [ ]	6.50% Notes due June 15, 2037	CUSIP No. [ ] ISIN No: [ ]

UNITEDHEALTH GROUP INCORPORATED, a Minnesota corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] Dollars ($[            ]) on June 15, 2037 (the “Stated Maturity”), and to pay interest thereon from June 21, 2007 or from the most recent date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year (each, an “Interest Payment Date”), commencing December 15, 2007, and at Maturity, at the rate of 6.50% per annum, until the principal hereof is paid or duly made available for payment; provided, that, if any Registration Default (as defined in the Registration Rights Agreement) with respect to this Note occurs under the Registration Rights Agreement, then the per annum interest rate on this Note will increase for the period from the occurrence of such Registration Default until all Registration Defaults with respect to this Note have been cured or this Note becomes freely tradable under the Securities Act (at which time the interest rate will be reduced to its initial rate) at a per annum rate of 0.25% for the first 90-day period following the occurrence of such Registration Default, and by an additional 0.25% thereafter (up to a maximum of 0.50%). Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the June 1 or December 1 (whether or not a Business Day, as hereinafter defined) next preceding each such Interest Payment Date; provided, that, the interest payable at the Maturity or any earlier redemption of this Note will be payable to the person to whom the principal of this Note is payable, provided, that, any accrued and unpaid interest (including any additional interest payable upon the occurrence of a Registration Default) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.

Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid (i) to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such

[2]	Insert for all restricted securities.

Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee. In the event that a payment of principal or interest is due on a date that is not a Business Day (as defined below), the related payment of principal or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or date of Maturity, as the case may be. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Payment of the principal of and the interest on this Note will be made at the corporate trust office of Wilmington Trust Company, in Wilmington, Delaware, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The method of such payment shall be by wire transfer for a Note held in book-entry form or at the option of the Company by check mailed to the Person entitled thereto as shown on the Security Register. Payment of the principal of and interest on this Note due at Maturity will be made in immediately available funds upon presentation of this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 21, 2007

UNITEDHEALTH GROUP INCORPORATED

By:
Name:	Robert W. Oberrender
Title:	Senior Vice President and Treasurer

Attest:
Name:	Dannette L. Smith
Title:	Assistant Secretary

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated herein and issued

pursuant to the within-mentioned

Indenture.

Dated: June 21, 2007

WILMINGTON TRUST COMPANY,

as Trustee

By:
Authorized Signatory

UnitedHealth Group Incorporated

6.50% Notes due June 15, 2037

[REVERSE SIDE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of November 15, 1998, as amended by an Amendment to Indenture, dated as of November 6, 2000, between the Company and Wilmington Trust Company, as successor trustee (the “Trustee,” which term includes any successor trustee), as further supplemented by an Officers’ Certificate and Company Order dated June 21, 2007 pursuant to Section 301 of the Senior Debt Securities Indenture, as amended (together, the “Indenture”) between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to $500,000,000; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Notes of this series, issue additional notes with the same terms as the Notes of this series, and such additional notes shall be considered part of the same series under the Indenture as the Notes of this series.

Redemption

This Note is redeemable, in whole or in part at any time before the Stated Maturity, at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Note to be redeemed (excluding the portion of any such interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 25 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date. For this purpose, the following terms have the following meanings:

•

“Treasury Yield” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

•	“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker appointed by the Trustee after consultation with the Company as having an actual or interpolated maturity comparable to the remaining term of this Note being redeemed, or such other maturity that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note being redeemed.

•

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

•

“Independent Investment Banker” means any of Banc of America Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

•

“Reference Treasury Dealer” means (i) any of Banc of America Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated or their affiliates and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, any of Banc of America Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated, provided, however, that if Banc of America Securities LLC, Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated or any of their respective affiliates shall cease to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by the Trustee.

•

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

A notice of redemption may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and the Company will not be obligated to redeem this Note.

A partial redemption of the Notes may be effected on a pro rata basis (and in such manner as complies with applicable legal and stock exchange requirements, if any) or in such method as the Trustee, in the exercise of its reasonable discretion, deems fair and appropriate. The Trustee may provide for the selection for redemption of portions in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed.

Unless any Note called for redemption shall not be paid upon surrender thereof for redemption, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

This Note will not be entitled to any sinking fund.

Miscellaneous Provisions

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note, at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in fully registered form without coupons in minimal initial purchase amounts of $2,000 and whole multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series which are of like tenor for any authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions.

The Holders of this Note are entitled to the benefits of a Registration Rights Agreement, dated June 21, 2007, by and among the Company and Banc of America Securities LLC, Citigroup Global Markets Inc. and

Morgan Stanley & Co. Incorporated as representatives of the Initial Purchasers listed on Schedule A to the Purchase Agreement, dated June 18, 2007, by and among the Company and the Initial Purchasers, including the receipt of “additional interest” upon a Registration Default.

All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

Initial Principal Amount at Maturity of Global Security: [                    ] Dollars ($[                    ]).

The following exchanges of a part of this Global Security for an interest in another Global Security or for a certificated note, or exchanges of a part of another Global Security or certificated note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

UnitedHealth Group Incorporated

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

Attn: Legal Department

Wilmington Trust Company

Corporate Capital Markets

1100 North Market Street

Wilmington, DE 19890-1615

Re:	6.50% Notes due June 15, 2037 of UnitedHealth Group Incorporated (the “Notes”)

Reference is made to the Senior Debt Securities Indenture, dated as of November 15, 1998, as amended by an Amendment to Indenture, dated as of November 6, 2000 (collectively, the “Indenture”), between UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”) and Wilmington Trust Company, as successor trustee (the “Trustee”). Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

[                    ] (the “Transferor”) owns and proposes to transfer the Notes or interest in such Notes specified in Annex A hereto, in the principal amount of $ in such Notes or interests (the “Transfer”), to [                    ] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a certificated security. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or certificated security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or certificated security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated security will be subject to the restrictions on transfer enumerated in the Restricted Legend.

2. Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a certificated security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated security will be subject to the restrictions on transfer enumerated in the Restricted Legend.

3. Check if Transferee will take delivery of a beneficial interest in an unrestricted Global Security or of an unrestricted certificated security pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated security will no longer be subject to the restrictions on transfer enumerated in the Restricted Legend.

4. Check if Transferee is the Company or a Subsidiary of the Company. The Transferee is the Company or a Subsidiary of the Company.

5. Check if Transfer is Pursuant to an effective registration statement. The transfer is being effected pursuant to an effective registration statement under the Securities Act (file no.            ). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated security will no longer be subject to the restrictions on transfer enumerated in the Restricted Legend.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title: